Exhibit 15.1

November 7, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Registration Statement on Form S-3 of JPMorgan Chase & Co. filed November 7, 2014

Commissioners:

We are aware that (i) our report dated May 2, 2014 on our review of interim financial information of JPMorgan Chase & Co. (the “Firm”) for the three month periods ended March 31, 2014 and March 31, 2013 included in the Firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; (ii) our report dated August 4, 2014 on our review of interim financial information of JPMorgan Chase & Co. for the three and six month periods ended June 30, 2014 and June 30, 2013 included in the Firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014; and (iii) our report dated November 3, 2014 on our review of interim financial information of JPMorgan Chase & Co. for the three and nine month periods ended September 30, 2014 and September 30, 2013 included in the Firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 are incorporated by reference in its Registration Statement on Form S-3 dated November 7, 2014.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017